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                                                                     Exhibit 3.2


                         FORM OF AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         NUMERICAL TECHNOLOGIES, INC.

     Numerical Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

        A. The name of the Corporation is Numerical Technologies, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 2, 2000.

        B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the Board of Directors of the Corporation.

        C. This Amended and Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the Delaware General Corporation Law.

        D. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                      I.

     The name of this corporation is Numerical Technologies, Inc. (the "Corporation").

                                      II.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     III.

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     The Corporation is authorized to issue two classes of shares designated respectively Common Stock, par value $0.0001 per share (the "Common Stock"), and Preferred Stock, par value $0.0001 per share (the "Preferred Stock"). The total number of shares of Common Stock the Corporation
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shall have authority to issue is 100,000,000 and the total number of shares of
Preferred Stock the Corporation shall have authority to issue is 5,000,000.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). With respect to such series, the Board of Directors is authorized (i) to determine the number of shares of any such series and the designation thereof, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

                                      V.

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment, modification nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate, reduce or adversely affect, any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

                                      VI.

     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by the written consent of stockholders in lieu of a meeting of stockholders.

                                     VII.

     No stockholder will be permitted to cumulate votes at any election of directors.

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                                     VIII.

     The Board of Directors shall be divided into three classes, the members of each class to serve for a term of three years; provided that the directors shall be elected as follows: at the first annual meeting of the stockholders after the date hereof, the directors in the first class shall be elected for a term of three years, at the second annual meeting after the date hereof, the directors in the second class shall be elected for a term of three years, and at the third annual meeting after the date hereof, the directors in the third class shall be elected for a term of three years. The Board of Directors by resolution shall nominate the directors to be elected for each class. At subsequent annual meetings of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such subsequent annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                                      IX.

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of Section 2.2 (Annual Meeting), Section
2.3 (Special Meeting), Section 2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), Section 3.3 (Election and Term of Office of Directors) and Section 3.4 (Resignation and Vacancies) of the Bylaws of the Corporation or of Article VIII or this Article IX of this Amended and Restated Certificate of Incorporation.

                                      X.

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                      XI.

     The Corporation is to have perpetual existence.

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                                     XII.

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                     XIII.

     Advance notice of new business at stockholders' meetings and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                     XIV.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      XV.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, Numerical Technologies, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Yagyensh C. Pati, its President and Chief Executive Officer, as of the date below.


Dated: April [__], 2000


                                    ------------------------------------
                                    Yagyensh C. Pati

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